UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 7, 2010

E-DEBIT GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation or organization)

0-32051	98-0233968
(Commission File Number)	(IRS Employer Identification Number)

#12, 3620 – 29th Street NE
Calgary, Alberta Canada T1Y 5Z8
Address of principal executive offices)

(403) 290-0264
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2010, pursuant to the authorization of the Company’s preferred stockholders given at the annual shareholders meeting held on March 27, 2010, the Company has amended its articles of incorporation to change the rights and preferences of the outstanding preferred stock.

The changes are as follows:

    The outstanding preferred shares are forward split on a ten to one basis.

    The preferred stock dividend and liquidation distribution preference was reduced from seventy-five percent of any declared dividend or liquidation distribution to thirty percent of such amount.  The remainder of the distribution amount is distributed pro rata to the outstanding common and preferred stockholders as a single class.

    The preferred stock may be converted by the holder into common stock on a one for one basis at $0.05 per common shares plus $20 per certificate.  The prior conversion right on the same terms had expired in 2005.

Item 9.01  Financial Statements and Exhibits

Exhibit No.

3.1.3	Articles of Amendment filed with the Secretary of the State of Colorado on May 10, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

May 10, 2010	E-Debit Global Corp.

/s/ Douglas MacDonald
Douglas MacDonald, President